Exhibit (6)(b)


                      Certificate of First Amendment to the
           Second Amended Articles of Incorporation of Western Reserve



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                        CERTIFICATE OF FIRST AMENDMENT TO
                 THE SECOND AMENDED ARTICLES OF INCORPORATION OF
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO


         John R. Kenney, President, and William H. Geiger, Secretary, of Western Reserve Life Assurance Co. of Ohio, an Ohio Legal Reserve Life Insurance Company, with its principal office located in Columbus, Ohio, do hereby certify that the Board of Directors of said corporation, at a duly called meeting of the Board on September 13, 1999, unanimously enacted a resolution adopting the following First Amendment to the Second Amended Articles of Incorporation of said Corporation, and that, on the same date, in lieu of a meeting and vote of the sole shareholder, the sole shareholder has given written consent ratifying such resolution and said Amendment, in accordance with the provisions of Section 3907.06 of the Ohio Revised Code, as follows:

        RESOLVED that the paragraph Seventh of the Second Amended Articles of Incorporation of Western Reserve Life Assurance Co. of Ohio be amended in its entirety to read as follows:

                  SEVENTH: The maximum number of shares which the corporation is authorized to have outstanding is 3,000,000 shares, all of which have a par value of $1.00 per share, and are designated as Capital Shares.


         IN WITNESS WHEREOF, John R. Kenney and William H. Geiger have signed this Certificate on this 13th day of September, 1999.

                                         WESTERN RESERVE LIFE ASSURANCE
                                         CO. OF OHIO, an Ohio Corporation


                                           /s/ John R. Kenney
                                         ----------------------------------
                                         John R. Kenney, President


                                           /s/ William H. Geiger
                                         ---------------------------------
STATE OF FLORIDA                         William H. Geiger, Secretary
COUNTY OF PINELLAS

     I, the undersigned, a Notary Public in and for said State and County, do hereby certify that John R. Kenney and William H. Geiger, whose names are signed to the foregoing instrument as President and Secretary, respectively, of Western Reserve Life Assurance Co. of Ohio, and who are known to me, acknowledged before me on this day that, being informed of the contents of the instrument, they as such officers and with full authority, executed the same voluntarily for and as the act of said Corporation.

     Given under my hand and seal this 13th day of September, 1999.


                                           /s/ Audrey L. Schroeder
                                         ---------------------------------
                                         Notary Public
     SEAL
                                         My Commission Expires:

                                         March 19, 2000